Overview of FY2003 Third Quarter Financial Results (Consolidated)


                                                                January 27, 2004

Company name        Advantest Corporation              (Stock code number: 6857,
(URL http://www.advantest.co.jp/investors/)                     TSE 1st Section)
Contacts            Company representative:      Toshio Maruyama, Representative
                                                 Board Director, President of
                                                 Corporate Executive Officers
                                                 and COO
                    Person-in-charge:            Hiroshi Nakamura, Manager,
                                                 Accounting Department
                                                            (TEL (03) 3342-7500)

1. Notes to the Quarterly Financial Results:

   (1) Advantest prepared these consolidated quarterly financial statements in accordance with accounting principles generally accepted in the U.S.

   (2) Changes in accounting method from the most recent fiscal year: Yes X No Simplified tax effect accounting is used for the calculation of tax expenses for the purpose of the quarterly financial results.

   (3) Changes in scope of consolidation and equity method (as compared to September 30, 2003):
                  Number of consolidated subsidiaries:  41
                           (Newly included)          0
                           (Newly excluded)          1
                  Number of unconsolidated subsidiaries:  0
                  Number of affiliates accounted for under the equity method:  0
                           (Newly included)          0
                           (Newly excluded)          0

   (4) Advantest's independent outside auditor has not been involved in the preparation of these consolidated quarterly financial statements.

   (5) Advantest began preparing quarterly financial results this fiscal year. As a result, equivalent figures for the corresponding quarters in the previous fiscal year (nine months ended December 31, 2002) and percentage changes therefrom are not available for inclusion herein.


2. Consolidated Financial Results for the Nine Months Ended December 31, 2003 (April 1, 2003 through December 31, 2003)
   (1) Consolidated Financial Results

                                                                                                (In million yen)
     ------------------------------------------------------------------------------------------------------------
                                  Net sales          Operating income     Net income before       Net income
                                                                             income taxes
     ------------------------------------------------------------------------------------------------------------
     FY2003 Q1 - Q3                  105,950                12,111                11,128                 7,106
     FY2002 Q1 - Q3                        -                     -                     -                     -
     ------------------------------------------------------------------------------------------------------------
     (For reference)                  97,740               (16,743)              (18,688)              (12,994)
     FY2002
     ------------------------------------------------------------------------------------------------------------

                                                               (In yen)
     ------------------------------------------------------------------
                                Net income per        Net income per
                                share (basic)        share (diluted)
     ------------------------------------------------------------------
     FY2003 Q1 - Q3                       72.33                 72.22
     FY2002 Q1 - Q3                        -                     -
     ------------------------------------------------------------------
     (For reference)                    (131.99)              (131.99)
     FY2002
     ------------------------------------------------------------------

   (Qualitative Information Regarding Consolidated Financial Results)

   During the nine months ended December 31, 2003, Advantest's operating environment has significantly improved as capital expenditure requirements of semiconductor makers increased due to strong sales of digital consumer devices such as digital cameras and DVDs and increased demand for DRAM semiconductors.

   Under these conditions, Advantest made focused efforts to expand orders and sales through concentrated introductions of new products, and worked to strengthen its cost structure through continued improvements in its ratio of revenues to fixed costs and reductions in product costs from the previous fiscal year.

   As a result, incoming orders during the nine months ended December 31, 2003 equaled (Y)140.7 billion while net sales equaled (Y)105.9 billion, both of which greatly exceeded Advantest's initial forecasts. In terms of profits,

   Advantest achieved results above its forecasts, with net income before income taxes of (Y)11.1 billion and net income of (Y)7.1 billion.

   (2) Changes in Consolidated Financial Position

     ------------------------------------------------------------------------------------------------------------
                                 Total assets      Stockholders' equity    Equity-to-assets      Stockholders'
                                                                                ratio          equity per share
     ------------------------------------------------------------------------------------------------------------
                               (In million yen)      (In million yen)            (%)               (In yen)
     FY2003 Q3                       306,238               212,608                    69.4               2,163.81
     FY2002 Q3                             -                     -                     -                     -
     ------------------------------------------------------------------------------------------------------------
     (For reference)                 281,224               210,663                    74.9               2,114.23
     FY2002
     ------------------------------------------------------------------------------------------------------------

   (Consolidated Cash Flows)

                                                                                               (In million yen)
     ------------------------------------------------------------------------------------------------------------
                               Cash flows from       Cash flows from       Cash flows from       Cash and cash
                             operating activities  investing activities  financing activities   equivalents at
                                                                                                 end of period
     ------------------------------------------------------------------------------------------------------------
     FY2003 Q1 - Q3                   13,849                (3,064)               (3,981)               91,965
     FY2002 Q1 - Q3                        -                     -                     -                     -
     ------------------------------------------------------------------------------------------------------------
     (For reference)                   4,967                (8,419)              (14,488)               87,338
     FY2002
     ------------------------------------------------------------------------------------------------------------

   (Qualitative Information Regarding Changes in Consolidated Financial
   Position)

   With respect to Advantest's financial position at the end of the third quarter, total assets increased by (Y)25.0 billion while stockholders' equity increased by (Y)1.9 billion. As a result, our equity-to-assets ratio changed to 69.4%.

   (Cash Flow Statements)

   Cash flows from operating activities during the nine months ended December 31, 2003 was an inflow of (Y)13.8 billion. While net income for the same period was (Y)7.1 billion, cash flows from operating activities were also impacted by, among others, an increase in trade account receivables (negatively impacting operating cash flows by (Y)15.0 billion), an increase in inventories (negatively impacting operating cash flows by (Y)10.9 billion), and an increase in trade accounts payable (positively impacting operating cash flows by (Y)20.6 billion).

   Cash flows from investing activities was an outflow of (Y)3.0 billion, which consisted primarily of capital expenditures of (Y)3.2 billion.

   Cash flows from financing activities was an outflow of (Y)3.9 billion, which consisted primarily of dividends paid in the amount of (Y)2.3 billion.

   As a result of the above, cash and cash equivalents at the end of the third fiscal quarter, as compared to March 31, 2003, increased by (Y)4.6 billion to
   (Y)91.9 billion.


3. Forecasts for FY2003 (April 1, 2003 through March 31, 2004)

   With respect to the fourth quarter, orders and sales are currently expected to remain strong due to the high level of semiconductor-related capital expenditure activity, and revenues and income of the automated test equipment segment for the full fiscal year are expected to exceed our forecast released on October 28, 2003.

   As a result, Advantest has revised its consolidated and unconsolidated forecasts for the full fiscal year as shown in the "Revision of Earnings Forecast for the Fiscal Year Ending March 2004" attached hereto, in which the consolidated results are projected as follows:

     (Consolidated forecasts released on January 27, 2004)

     ------------------------------------------------------------------------------------------------------------
                           Projected net sales      Projected net       Projected net income    Projected net income
                                                    income before                                    per share
                                                     income taxes
     ------------------------------------------------------------------------------------------------------------
                             (In million yen)      (In million yen)       (In million yen)            (In yen)
     FY2003                        170,000                28,000                17,000                     173.02
     ------------------------------------------------------------------------------------------------------------

(Note) Figures presented in the Quarterly Financial Results have been rounded to the nearest million yen.

         Cautionary Statement with Respect to Forward-Looking Statements

     This document contains "forward-looking statements" that are based on Advantest's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause Advantest's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include: (i) changes in demand for the products and services produced and offered by Advantest's customers, including semiconductors, communications services and electronic goods; (ii) circumstances relating to Advantest's investment in technology, including its ability to timely develop products that meet the changing needs of semiconductor manufacturers and communications network equipment and components makers and service providers; (iii) significant changes in the competitive environment in the major markets where Advantest purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold; and (iv) changes in economic conditions, currency exchange rates or political stability in the major markets where Advantest procures materials, components and supplies for the production of its principal products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Advantest's actual results, levels of activity, performance or achievements is contained in the "Operating and Financial Review and Prospects", "Key Information - Risk Factors" and "Information on the Company" sections and elsewhere in Advantest's annual report on Form 20-F, which is on file with the United States Securities and Exchange Commission.

Quarterly Consolidated Financial Statements (Summary)

1.   Quarterly Consolidated Balance Sheets (Summary)
------------------------------------------------------------------------------------------------------------------------------------
                                                            Q3 of FY2003                  FY2002                Increase
------------------------------------------------------------------------------------------------------------------------------------
                                                     (As of December 31, 2003)    (As of March 31, 2003)       (Decrease)
------------------------------------------------------------------------------------------------------------------------------------
                      Item                    Notes       Amount       Percentage      Amount       Percentage       Amount
                                                     (in million yen)       (%)   (in million yen)        (%)    (in million yen)
------------------------------------------------------------------------------------------------------------------------------------

                    (Assets)

      Cash and cash equivalents                                 91,965                     87,338                      4,627

      Trade accounts receivable, less           *1              56,798                     42,921                     13,877
      allowance for doubtful accounts

      Inventories                                               45,988                     34,995                     10,993

      Other current assets                                      17,327                     16,761                        566
                                                               -------                    -------                     -------
         Total current assets                                  212,078     69.3           182,015      64.7           30,063


      Investment securities                                      7,437      2.4             6,928       2.5              509

      Property, plant and equipment, net          *2            52,525     17.2            55,431      19.7           (2,906)

      Intangible assets - at cost, less                          4,933      1.6             5,291       1.9             (358)
      accumulated depreciation and
      amortization

      Other assets                                              29,265      9.5            31,559      11.2           (2,294)
                                                               -------                    -------                     -------
         Total assets                                          306,238    100.0           281,224     100.0           25,014

====================================================================================================================================
                  (Liabilities)

      Current installments of long-term debt                     2,243                      2,243                          0

      Trade accounts payable                                    30,282                     10,787                     19,495

      Other current liabilities                                 16,774                     15,368                      1,406
                                                               -------                    -------                     -------
         Total current liabilities                              49,299     16.1            28,398      10.1           20,901


      Long-term debt, excluding current installments            24,604      8.0            24,626       8.8              (22)

      Accrued pension and severance cost                        15,600      5.1            14,219       5.0            1,381

      Other long-term liabilities                                3,632      1.2             3,006       1.1              626
                                                               -------                    -------                     -------
         Total liabilities                                      93,135     30.4            70,249      25.0           22,886
                                                               -------                    -------                     -------

              (Minority interests)


      Minority interests                                           495      0.2               312       0.1              183


             (Stockholders' equity)

      Common stock                                              32,363     10.6            32,363      11.5                0

      Capital surplus                                           32,973     10.8            32,973      11.7                0

      Retained earnings                                        167,190     54.5           162,547      57.8            4,643

      Accumulated other comprehensive income    *3              (6,840)    (2.2)           (4,055)     (1.4)          (2,785)
      (loss)

      Treasury stock                                           (13,078)    (4.3)          (13,165)     (4.7)              87

         Total stockholders' equity                            212,608     69.4           210,663      74.9            1,945

         Total liabilities and stockholders' equity            306,238    100.0           281,224     100.0           25,014
------------------------------------------------------------------------------------------------------------------------------------

(Notes)

1.    Allowance for doubtful accounts                            2,568                      1,240                      1,328

2.    Accumulated depreciation of property,                     70,145                     67,028                      3,117
      plant and equipment

3.    Accumulated other comprehensive
      income (loss)

        Foreign currency translation                            (7,526)                    (4,111)                    (3,415)
        adjustment

        Net unrealized gain (loss) on                              686                         56                        630
        available-for-sale securities

2.   Quarterly Consolidated Statements of Income (Summary)
------------------------------------------------------------------------------------------------------------------------------------
                                                  Q3 of FY2003              9 months of FY2003                 FY2002
                                            October 1, 2003 through       April 1, 2003 through        April 1, 2002 through
                                               December 31, 2003            December 31, 2003              March 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                    Item                        Amount        Percentage      Amount        Percentage      Amount        Percentage
                                           (in million yen)        (%)   (in million yen)      (%)     (in million yen)      (%)
      Net sales                                        43,664    100.0             105,950    100.0              97,740    100.0

      Cost of sales                                    21,926     50.2              53,727     50.7              56,551     57.9
                                                       -------                     -------                      -------
           Gross profit                                21,738     49.8              52,223     49.3              41,189     42.1

      Research and development expenses                 5,146     11.8              15,895     15.0              23,615     24.1

      Selling, general and administrative expenses      8,920     20.4              24,217     22.9              34,317     35.1
                                                       -------                     -------                      -------
           Operating income (loss)                      7,672     17.6              12,111     11.4             (16,743)   (17.1)

      Other income (expense):

         Interest and dividend income            95                          258                          407

         Interest expense                      (108)                        (356)                        (490)

         Minority interests (loss)              (80)                         (85)                        (107)

         Equity in earnings (losses) of           -                         (117)                        (109)
         affiliates

         Other                                 (172)     (265)    (0.6)     (683)     (983)    (0.9)   (1,646)   (1,945)    (2.0)
                                               -----   -------              -----  -------             -------  -------
           Income (loss) before income taxes            7,407     17.0              11,128     10.5             (18,688)   (19.1)

      Income taxes                                      2,754      6.3               4,022      3.8              (5,694)    (5.8)
                                                       -------                     -------                      -------
           Net income (loss)                            4,653     10.7               7,106      6.7             (12,994)   (13.3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  Q3 of FY2003              9 months of FY2003                 FY2002
                                            October 1, 2003 through       April 1, 2003 through        April 1, 2002 through
                                               December 31, 2003            December 31, 2003              March 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                    Item                        Amount (in yen)              Amount (in yen)              Amount (in yen)
------------------------------------------------------------------------------------------------------------------------------------
      Net income per share

      (Net loss per share)

         Basic                                          47.37                        72.33                      (131.99)

         Diluted                                        47.28                        72.22                      (131.99)
------------------------------------------------------------------------------------------------------------------------------------

3.   Quarterly Consolidated Statements of Cash Flows (Summary)
------------------------------------------------------------------------------------------------------------------------------------
                                                                Q3 of FY2003          9 months of FY2003            FY2002
                                                           October 1, 2003 through  April 1, 2003 through    April 1, 2002 through
                                                              December 31, 2003       December 31, 2003         March 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                             Item                                  Amount                   Amount                  Amount
                                                              (in million yen)         (in million yen)        (in million yen)
------------------------------------------------------------------------------------------------------------------------------------
     I  Cash flows from operating activities:

           Net income (loss)                                                 4,653                    7,106                 (12,994)

           Adjustments to reconcile net income (loss) to net cash provided by operating activities:

              Depreciation and amortization                                  2,197                    7,054                  10,942

              Decrease (increase) in trade accounts receivable             (13,549)                 (15,084)                (10,927)

              Decrease (increase) in inventories                           (11,959)                 (10,931)                 17,415

              Increase (decrease) in trade accounts payable                 14,540                   20,645                   6,963

              Other                                                          4,606                    5,059                  (6,432)
                                                           -------------------------------------------------------------------------
                   Net cash provided by operating activities                   488                   13,849                   4,967
                                                           -------------------------------------------------------------------------

     II  Cash flows from investing activities:

           Proceeds from sale of securities                                     87                      624                       7

           Purchases of securities                                               -                   (1,000)                 (1,000)

           Proceeds from sale of property, plant and equipment                  27                      304                     583

           Purchases of intangible assets                                      (53)                    (188)                   (947)

           Purchases of property, plant and equipment                         (922)                  (3,049)                 (6,827)

           Other                                                                60                      245                    (235)
                                                           -------------------------------------------------------------------------
              Net cash used in investing activities                           (801)                  (3,064)                 (8,419)
                                                           -------------------------------------------------------------------------

     III Cash flows from financing activities:

           Principal payments on long-term debt                                  -                      (22)                    (42)

           Payments to acquire treasury stock                                   (5)                     (17)                (10,733)

           Dividends paid                                                   (1,363)                  (2,344)                 (3,453)

           Payments on obligations of newly consolidated subsidiary              -                   (1,568)                      -

           Other                                                                14                      (30)                   (260)
                                                           -------------------------------------------------------------------------
              Net cash used in financing activities                         (1,354)                  (3,981)                (14,488)
                                                           -------------------------------------------------------------------------
    IV  Net effect of exchange rate changes on cash and
        cash equivalents                                                      (974)                  (2,177)                   (654)
                                                           -------------------------------------------------------------------------
     V  Net change in cash and cash equivalents                             (2,641)                   4,627                 (18,594)

    VI  Cash and cash equivalents at beginning of period                    94,606                   87,338                 105,932
                                                           -------------------------------------------------------------------------
   VII  Cash and cash equivalents at end of period                          91,965                   91,965                  87,338
     -------------------------------------------------------------------------------------------------------------------------------

(Segment Information)

1.   Business Segment Information
------------------------------------------------------------------------------------------------------------------------------------
                                           Q3 of FY2003                  9 months of FY2003         FY2002
                                           October 1, 2003 through     April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003          December 31, 2003            March 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                              Amount      Percentage       Amount      Percentage     Amount      Percentage
                                          (in million yen)    (%)     (in million yen)     (%)    (in million yen)    (%)
------------------------------------------------------------------------------------------------------------------------------------
Automated test equipment

               Sales to unaffiliated customers    40,951           -          97,151          -          84,910          -

               Intersegment sales                      -           -               -          -               -          -

            Net sales                             40,951       100.0          97,151      100.0          84,910      100.0

            Operating expenses                    27,840        68.0          73,542       75.7          84,445       99.5

            Operating income (loss)               13,111        32.0          23,609       24.3             465        0.5
------------------------------------------------------------------------------------------------------------------------------------
Measuring instruments

               Sales to unaffiliated customers     2,713           -           8,799          -          12,830          -

               Intersegment sales                      -           -               -          -               -          -


            Net sales                              2,713       100.0           8,799      100.0          12,830      100.0

            Operating expenses                     5,545       204.4          13,635      155.0          20,769      161.9

            Operating income (loss)               (2,832)     (104.4)         (4,836)     (55.0)         (7,939)     (61.9)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     Elimination and corporate

               Sales torunaffiliated customers         -           -               -          -               -          -

               Intersegment sales                      -           -               -          -               -          -

            Net sales                                  -           -               -          -               -          -

            Operating expenses                     2,607           -           6,662          -           9,269          -

            Operating income (loss)               (2,607)          -          (6,662)         -          (9,269)         -
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     Consolidated

               Sales to unaffiliated customers    43,664           -         105,950          -          97,740          -

               Intersegment sales                      -           -               -          -               -          -

            Net sales                             43,664       100.0         105,950      100.0          97,740      100.0

            Operating expenses                    35,992        82.4          93,839       88.6         114,483      117.1

            Operating income (loss)                7,672        17.6          12,111       11.4         (16,743)     (17.1)
------------------------------------------------------------------------------------------------------------------------------------


2.    Geographic Segment Information (Based on Location of Customers)
------------------------------------------------------------------------------------------------------------------------------------
            Net Sales                      Q3 of FY2003                  9 months of FY2003         FY2002
                                           October 1, 2003 through     April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003          December 31, 2003            March 31, 2003
------------------------------------------------------------------------------------------------------------------------------------
                                               Amount        Percentage        Amount      Percentage        Amount       Percentage
                                          (in million yen)       (%)      (in million yen)     (%)       (in million yen)     (%)
------------------------------------------------------------------------------------------------------------------------------------
            North America                          3,681         8.5           7,560            7.1           8,666          8.9
------------------------------------------------------------------------------------------------------------------------------------
            Europe                                 2,720         6.2           7,234            6.8           8,940          9.1
------------------------------------------------------------------------------------------------------------------------------------
            Asia                                  24,493        56.1          53,567           50.6          41,261         42.2
------------------------------------------------------------------------------------------------------------------------------------
               Overseas total                     30,894        70.8          68,361           64.5          58,867         60.2
------------------------------------------------------------------------------------------------------------------------------------
            Japan                                 12,770        29.2          37,589           35.5          38,873         39.8
------------------------------------------------------------------------------------------------------------------------------------
               Consolidated                       43,664       100.0         105,950          100.0          97,740        100.0
------------------------------------------------------------------------------------------------------------------------------------

Supplemental Information to FY2003 Third Quarter Financial Results

1.  Consolidated Net Sales by Business Segment
                                                                               (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------------------
                                                Q3 of FY2003              9 months of FY2003               FY2002
                                            October 1, 2003 through      April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003            December 31, 2003            March 31, 2003
====================================================================================================================================
              SoC                                             5.9                   17.6                   17.8
------------------------------------------------------------------------------------------------------------------------------------
              Memory                                         23.4                   50.6                   41.3
------------------------------------------------------------------------------------------------------------------------------------
              Handlers and device interfaces                  9.1                   22.2                   18.9
------------------------------------------------------------------------------------------------------------------------------------
              Other                                           2.3                    6.6                    6.7
------------------------------------------------------------------------------------------------------------------------------------
     Automated test equipment total                          40.9                   97.1                   84.9
------------------------------------------------------------------------------------------------------------------------------------
     Measuring instruments                                    2.7                    8.7                   12.8
------------------------------------------------------------------------------------------------------------------------------------
     Net sales total                                         43.6                  105.9                   97.7
------------------------------------------------------------------------------------------------------------------------------------

2.   Consolidated Volume of Order and Orders Backlog by Business Segment
                                                                               (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------------------
                                                Q3 of FY2003              9 months of FY2003               FY2002
                                            October 1, 2003 through      April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003            December 31, 2003            March 31, 2003
====================================================================================================================================

              Automated test equipment                       57.1                  131.3                   89.3
------------------------------------------------------------------------------------------------------------------------------------
              Measuring instruments                           3.2                    9.3                   12.1
------------------------------------------------------------------------------------------------------------------------------------
     Total volume of orders                                  60.4                  140.7                  101.4
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     Orders backlog                                  Q3 of FY2003                  FY2002                Increase
                                                 (As of December 31, 2003  (As of March 31, 2003)       (Decrease)
====================================================================================================================================
              Automated test equipment                       49.6                   15.4                   34.2
------------------------------------------------------------------------------------------------------------------------------------
              Measuring instruments                           1.8                    1.3                    0.5
------------------------------------------------------------------------------------------------------------------------------------
     Total orders backlog                                    51.5                   16.7                   34.8
------------------------------------------------------------------------------------------------------------------------------------

(Note)

          The amount of incoming orders for any given period consists of the sum of the revenues for such period and the amount of backlog at the end of such period less the backlog at the end of the previous fiscal year. Backlog is calculated based on incoming orders, which are recorded as such once a written customer order is received.


3.   Consolidated Cash Flows
                                                                               (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------------------
                                                Q3 of FY2003              9 months of FY2003               FY2002
                                            October 1, 2003 through      April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003            December 31, 2003            March 31, 2003
====================================================================================================================================

              Operating activities                            0.4                   13.8                    4.9
------------------------------------------------------------------------------------------------------------------------------------
              Investing activities                           (0.8)                  (3.0)                  (8.4)
------------------------------------------------------------------------------------------------------------------------------------
              (Free cash flows)                              (0.3)                  10.7                   (3.4)
------------------------------------------------------------------------------------------------------------------------------------
              Financing activities                           (1.3)                  (3.9)                 (14.4)
------------------------------------------------------------------------------------------------------------------------------------
     Total cash flows                                        (1.6)                   6.8                  (17.9)
------------------------------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents at end of period              91.9                   91.9                   87.3
------------------------------------------------------------------------------------------------------------------------------------


   4. Consolidated Capital Expenditures, Depreciation and Amortization and Research and Development Expenses
                                                                               (In billion yen; truncated after the hundred million)
------------------------------------------------------------------------------------------------------------------------------------
                                                Q3 of FY2003              9 months of FY2003               FY2002
                                            October 1, 2003 through      April 1, 2003 through      April 1, 2002 through
                                              December 31, 2003            December 31, 2003            March 31, 2003
====================================================================================================================================

     Capital expenditures                            0.9                          3.1                        7.5
------------------------------------------------------------------------------------------------------------------------------------
     Depreciation and amortization                   2.1                          7.0                       10.9
------------------------------------------------------------------------------------------------------------------------------------
     Research and development expenses               5.1                         15.8                       23.6
------------------------------------------------------------------------------------------------------------------------------------


5.   Number of Employees (Advantest Corporation and Consolidated Subsidiaries)
                                                                                                                           (Persons)
------------------------------------------------------------------------------------------------------------------------------------
                                                       Q3 of FY2003                   FY2002                       Increase
                                                (As of December 31, 2003      (As of March 31, 2003)              (Decrease)
====================================================================================================================================
     Unconsolidated                                        1,444                        1,607                        (163)
------------------------------------------------------------------------------------------------------------------------------------
     Affiliates                                            2,135                        1,912                         223
------------------------------------------------------------------------------------------------------------------------------------
     Consolidated full-time employee total                 3,579                        3,519                          60
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     Temporary employees                                     414                          430                         (16)
====================================================================================================================================
     Consolidated total                                    3,993                        3,949                          44